EXHIBIT 10.36


                                   TRANSLATION



Siam City Bank Limited
Under the Royal Patronage of His Majesty the King
Head Office: 1101 New Petchburi Road, Ratchthewi, Bangkok 10400, P.O. Box 488, Telex 22627, 72032, 82477, Cable: NAKHONBANK,

                            CONSENT TO ACCOUNT DEBIT

                                                   Head office
                                                   April 3, 1997
We, J.M.T. Duty Free Co., Ltd.,      age: -        ID/Government ID card No:-
issued by
          ----------------------------------------------------------------------
                                       owner of:
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[ ] Fixed deposit account No. 001-3-059984
    with a balance of fifty million two hundred and seventy thousand baht 50,270,000.00 baht
[ ] Fixed deposit account of the type of fixed deposit slip, totalling .........
    as per slip No.............................................................,
    including the slip renewed and the new number issued
[ ] Saving account No...........................................................
    with a balance of
[ ] Chada Somprasong account No.................................................
    with a balance of ..........................................................
[ ] ............................................................................

    totalling 50,270,000.00 baht,
    hereinafter referred to as the 'Deposit,' hereby granted to the Siam City Bank Limited a consent with details as follows :

     1. We hereby agree to put up the Deposit with the interest accumulating thereon, if any, with the Bank as security against existing or future overdraft, loans, debts arising from guarantee, letter of guarantee, trustee sheet, sale of security at discount or, aval/endorsement of promissory notes, letter of guarantee and so on for which we or (hereinafter referred to as the 'Said Obligator') is/are under obligation to the Bank up to the limit of 7,900,000.00 baht (seven million nine hundred thousand baht). We or the Said Obligator has failed to repay the debts or is in breach of the agreement for whatever reason to the detriment of the Bank, then the Bank will be entitled to debit such account to repay the interest, debts and damages arising therefrom, in order to recover all the amounts still owing, whether or not such deposit is due and payable without giving any notice; in this case, we shall nether raise any objections make any claims or resort to any actions against the Bank.
     2. In the event that my account put up as security is of the fixed deposit slip type, and the same is mature, immature or no damage has been done, we will unconditionally consent to the 8ank renewing such slip every time, and we shall put up the renewed fixed deposit to the Bank to guarantee the debts or indemnify the bank against any damages, even if we have not endorsed the new slip.
     3. Until we have paid the Bank all the debts, the consent granted hereunder shall be binding upon our assignee.
     In witness whereof, the parties have affixed their signatures hereto on the above written date.




           -signed-
     (J.M.T. Duty Free Co., Ltd.)
          -signed-
     (Miss Wanna thongtiang)
          -signed-
     (Mr. Satit Musikthong)
     (Seal of J.M.T. Dudy Free Co., Ltd.)